Exhibit 10.3

FORM OF EMPLOYEE MATTERS AGREEMENT

by and between

CARROLS RESTAURANT GROUP, INC.,

CARROLS CORPORATION

and

FIESTA RESTAURANT GROUP, INC.

Dated as of                     , 2012

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is made as of                     , 2012 by and between Carrols Restaurant Group, Inc., a Delaware corporation (“CRG”), Carrols Corporation, a Delaware corporation (“Carrols”) and Fiesta Restaurant Group, Inc., a Delaware corporation (“Fiesta”) and, as of the date hereof, an indirect wholly-owned subsidiary of CRG. CRG and Fiesta are referred to herein as “Parties” or each individually as a “Party.”

WHEREAS, CRG, through the Fiesta Subsidiaries (as defined herein), is engaged in the business of owning, operating, and franchising Pollo Tropical and Taco Cabana restaurants, as described more fully in the Form 10 Registration Statement (as defined herein) (the “Transferred Business”);

WHEREAS, the board of directors of CRG (the “CRG Board”) has determined that it would be advisable and in the best interests of CRG and its stockholders for CRG’s wholly-owned subsidiary, Carrols to transfer to Fiesta (i) 100% of the ownership interests of the Fiesta Subsidiaries (as defined herein) and (ii) the Transferred Business Assets (as defined herein) as further described in the Separation and Distribution Agreement by and between CRG and Fiesta (the “Separation and Distribution Agreement”), of even date herewith;

WHEREAS, the CRG Board has determined that it would be advisable and in the best interest of CRG and its stockholders for CRG Subsidiary to distribute to CRG, without any consideration being paid by CRG, all of the outstanding shares of Fiesta common stock (“Fiesta Shares”) owned by CRG Subsidiary (the “Internal Distribution”);

WHEREAS, the CRG Board has determined that it would be advisable and in the best interests of CRG and its stockholders for CRG, after the completion of the Internal Distribution, to distribute on a pro rata basis to the holders of shares of CRG’s common stock (“CRG Shares”), without any consideration being paid by the holders of such CRG Shares, all of the Fiesta Shares owned by CRG as of the Distribution Date (as defined herein) (such distribution, the “External Distribution”);

WHEREAS, in connection with the Distribution (as defined herein), the Parties desire to enter into this Employee Matters Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation and Distribution Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation and Distribution Agreement. As used in this Agreement:

“Account Transfer Date” has the meaning set forth in Section 3.01(c) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly Controls, is Controlled by or is under common Control with such Person. After the Distribution, Fiesta and CRG shall not be deemed to be under common Control for purposes hereof due solely to the fact that Fiesta and CRG have common stockholders.

“Agreement” means this Employee Matters Agreement together with those parts of the Separation and Distribution Agreement referenced herein and all schedules hereto and all amendments, modifications and changes hereto and thereto.

“Carrols” has the meaning set forth in the recitals of this Agreement.

“Carrols 401(k) Plan” means the Carrols Corporation Retirement Savings Plan.

“Carrols Deferred Compensation Plan” has the meaning set forth in Section 3.02(b) of this Agreement.

“Carrols Employee” means a person who is employed by a CRG Party immediately following the Distribution Date.

“Carrols FSA” has the meaning set forth in Section 4.06 of this Agreement.

“Carrols Non-ERISA Benefit Arrangement” means any Non-ERISA Benefit Arrangement sponsored or maintained by a CRG Party.

“Carrols Options” means stock options granted under the Carrols Stock Incentive Plan.

“Carrols Parties” means Carrols and its Subsidiaries (including those formed or acquired after the date hereof), other than the Fiesta Parties.

“Carrols Plan” means any Pension Plan or Welfare Plan sponsored or maintained by a CRG Party.

“Carrols Restricted Stock” has the meaning set forth in Section 6.01 of this Agreement.

“Carrols Short Term Disability Plan” means a short-term disability plan sponsored or maintained by a CRG Party.

“Carrols Stock Incentive Plan” means the Carrols Restaurant Group Inc. 2006 Stock Incentive Plan, as amended.

“Carrols Welfare Plans” means a Welfare Plan sponsored or maintained by a CRG Party.

“COBRA” has the meaning set forth in Section 4.04 of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Control” means, as to any Person, the direct or indirect power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled by” and “under common Control” have correlative meanings.

“CRG” has the meaning set forth in the recitals of this Agreement.

“CRG Board” has the meaning set forth in the recitals of this Agreement.

“CRG Parties” means CRG and its Subsidiaries (including those formed or acquired after the date hereof), other than the Fiesta Parties.

“CRG Shares” has the meaning set forth in the recitals of this Agreement.

“Distribution” means the transactions contemplated by the Internal Distribution and the External Distribution.

“Distribution Date” means the date determined by the CRG Board in accordance with the Separation and Distribution Agreement as the date as of which the Distribution will be effected.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Executive” means an executive of either Party prior to the Distribution Date.

“External Distribution” has the meaning given such term in the recitals hereto.

“Fiesta” has the meaning set forth in the recitals of this Agreement.

“Fiesta 2012 Bonus Plan” has the meaning set forth in Section 5.03 of this Agreement.

“Fiesta Deferred Compensation Plan” has the meaning set forth in Section 3.02(a) of this Agreement.

“Fiesta Employee” means (i) each individual who immediately prior to the Distribution Date is employed by a Fiesta Party, including each Transferred Employee, and (ii) each former employee of a CRG Party or a Fiesta Party whose last employment with any of such parties prior to termination was with a Fiesta Party.

“Fiesta FSA” has the meaning set forth in Section 4.06 of this Agreement.

“Fiesta Participant” means a participant in a Fiesta Plan who, at the relevant time, is (i) a Fiesta Employee, (ii) a former Fiesta Employee who is not a Carrols Employee, or (iii) a beneficiary, dependent or alternate payee of any of the foregoing.

“Fiesta Party” or “Fiesta Parties” means Fiesta, the Fiesta Subsidiaries, and any other Subsidiary of Fiesta (including those formed or acquired after the date hereof).

“Fiesta Plan” means any Pension Plan or Welfare Plan sponsored or maintained by a Fiesta Party.

“Fiesta Pre-Distribution Employee” means each individual who immediately prior to the Distribution Date is employed by a Fiesta Party and is not a Transferred Employee, and (ii) each former employee of a CRG Party or a Fiesta Party before the Distribution Date whose last employment with any of such parties prior to termination was with a Fiesta Party.

“Fiesta Restricted Stock” has the meaning set forth in Section 6.02 of this Agreement.

“Fiesta Shares” has the meaning set forth in the recitals of this Agreement.

“Fiesta Short Term Disability Plan” means a short-term disability plan sponsored or maintained by a Fiesta Party.

“Fiesta Spin-off 401(k) Plan” has the meaning set forth in Section 3.01(b) of this Agreement.

“Fiesta Subsidiaries” means, collectively, Pollo Franchise, Inc., Pollo Operations, Inc., Taco Cabana Inc., and each Subsidiary of any of the foregoing.

“Fiesta Welfare Plan” means a Welfare Plan sponsored or maintained by a Fiesta Party.

“Form 10 Registration Statement” means the registration statement on Form 10 filed by Fiesta with the SEC to effect the registration of the Fiesta Shares under the Securities Exchange Act of 1934 (including all amendments or supplements thereto, in each case filed with the SEC prior to the Distribution Date).

“FSA Spin-off” has the meaning set forth in Section 4.06 of this Agreement.

“HIPAA” has the meaning set forth in Section 4.04 of this Agreement.

“Internal Distribution” has the meaning set forth in the recitals of this Agreement.

“IRS” means the Internal Revenue Service.

“Non-ERISA Benefit Arrangement” means any contract, agreement, policy, practice, program, plan, trust or arrangement, other than a Pension Plan or Welfare Plan, providing for benefits, perquisites or compensation of any nature to any Fiesta Employee, or to any family member, dependent or beneficiary of any such Fiesta Employee, including tuition reimbursement, supplemental unemployment, vacation, sick, personal or bereavement days, holidays, retirement, deferred compensation, profit sharing, bonus, stock-based compensation or other forms of incentive compensation.

“Party” or “Parties” has the meaning set forth in the recitals of this Agreement.

“Pension Plan” means any pension plan as defined in Section 3(2) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, entity, association, joint-stock company, trust, unincorporated organization or governmental authority.

“QDRO” has the meaning set forth in Section 3.01(c) of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Separation and Distribution Agreement” has the meaning set forth in the recitals of this Agreement.

“Subsidiary” means, when used with reference to any Person, any corporation or other entity or organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other entity or organization is directly or indirectly owned or Controlled by such Person; provided, however, that no corporation or other organization that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person Controls, or has the right, power or ability to Control, that Person. After the Distribution, CRG and Fiesta shall not be deemed to be under common Control for purposes hereof due solely to the fact that CRG and Fiesta have common stockholders.

“Tax Matters Agreement” means the Tax Matters Agreement by and between CRG, Carrols and Fiesta dated as of                     , 2012.

“Transferred Business” has the meaning set forth in the recitals to this Agreement

“Transferred Business Assets” means the assets (other than stock of the Fiesta Subsidiaries) that are used in, or in connection with, the Transferred Business transferred or to be transferred to Fiesta as part of the Plan of Separation.

“Transferred Deferred Compensation Balance” has the meaning set forth in Section 3.02(c) of this Agreement.

“Transferred Employee” means each employee of a CRG Party (other than Fiesta or any Fiesta Party) listed on Exhibit A hereto whose employment shall be transferred to a Fiesta Party within 30 days of, or immediately prior to, the Distribution.

“Transferred Executive” means a Transferred Employee who was an executive of a CRG Party immediately before the Distribution Date.

“Transition Services Agreement” means the Transition Services Agreement by and between CRG, Carrols and Fiesta dated as of                     , 2012.

“Welfare Plan” means any employee welfare plan as defined in Section 3(1) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

1.02 Rules of Construction.

(a) In this Agreement, unless the context clearly indicates otherwise:

(i) words used in the singular include the plural and words used in the plural include the singular;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(iii) reference to any Person’s “Subsidiaries” shall be deemed to mean such Person’s Subsidiaries following the Distribution;

(iv) reference to any gender includes the other gender;

(v) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;”

(vi) references to any Article, Section or schedule means such Article or Section of, or such schedule to, this Agreement, as the case may be;

(vii) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(viii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(ix) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(x) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”

(xi) accounting terms used herein shall have the meanings ascribed to them by CRG and its Subsidiaries, including Fiesta, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(xii) if there is any conflict between the provisions of the Separation and Distribution Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and any schedule hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such schedule;

(xiii) titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(xiv) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be; and

(xv) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States.

(b) The titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement, and this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

TRANSFER OF EMPLOYEES

2.01 Prior to the Distribution Date, to the extent not previously transferred, all Carrols Employees that are or as of the Distribution Date are expected to be, primarily employed by Fiesta Parties, shall be transferred to the Fiesta Party. Such transfer shall not be treated as a separation from service for purposes of any Carrols Plan or any agreement (or any benefit thereunder) which is subject to the provisions of Section 409A of the Code. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall create any obligation on the part of any Fiesta Party to continue the employment of any employee for any definite period following the Distribution Date or to change the employment status of any employee from “at will.”

ARTICLE III

DEFINED CONTRIBUTION PLANS AND DEFERRED COMPENSATION PLANS

3.01 Defined Contribution Plans.

(a) Carrols 401(k) Plan. Except as provided in Section 3.01(c) below, following the Distribution Date the CRG Parties shall retain all obligations and liabilities under, or with respect to, the Carrols 401(k) Plan.

(b) Fiesta Spin-off 401(k) Plan. Effective as of the Distribution, Fiesta shall establish a qualified defined contribution retirement plan and trust (the “Fiesta Spin-off 401(k) Plan”). Fiesta shall be responsible for taking all necessary, reasonable and appropriate action to maintain and administer the Fiesta Spin-off 401(k) Plan so that it is qualified under Code Section 401(a) and the trust thereunder is and continues to be exempt under Code Section 501(a). Fiesta shall be responsible for any and all liabilities and other obligations with respect to the Fiesta Spin-off 401(k) Plan. As of the date of the establishment of the Fiesta Spin-off 401(k) Plan and through the Distribution Date, the Fiesta Spin-off 401(k) Plan shall initially include terms that are substantially identical to the terms of the Carrols 401(k) Plan such that (for avoidance of doubt) the Carrols 401(k) Plan is substantially replicated by the Fiesta Spin-off 401(k) Plan.

(c) Spin-Off of Carrols 401(k) Plan Assets. Within a reasonable period of time after the Distribution Date (the “Account Transfer Date”), CRG shall cause the accounts and underlying assets and liabilities (including any outstanding loan balances and any qualified domestic relations orders (“QDROs”)) in the Carrols 401(k) Plan attributable to Fiesta Employees who are employed by Fiesta as of the Distribution Date and all of the assets in the Carrols 401(k) Plan trust related thereto to be spun-off to the Fiesta Spin-off 401(k) Plan, and Fiesta shall cause the Fiesta Spin-off 401(k) Plan and trust to accept such spin-off of accounts and underlying assets, liabilities, loans and QDROs. Effective as of the date of such spin-off, Fiesta shall cause the Fiesta Spin-off 401(k) Plan to assume and to fully perform, pay and discharge all obligations of the Carrols 401(k) Plan relating to the accounts of Fiesta Participants as of the Account Transfer Date, to the extent the assets, liabilities, loans and QDROs related to those accounts are actually spun-off from the Carrols 401(k) Plan to the Fiesta Spin-off 401(k) Plan, and the Fiesta Spin-off 401(k) Plan shall satisfy all protected benefit requirements under the Code, ERISA and applicable law with respect to the spun-off accounts. The transfer of assets in the spin-off shall be conducted in accordance with Code Section 414(l), Treasury Regulation Section 1.414(1)-1, and ERISA Section 208.

(d) Continuation of Elections. The Fiesta Spin-off 401(k) Plan shall recognize and maintain Carrols 401(k) Plan elections or designations, including participant deferral elections, investment elections, beneficiary designations, and the rights of alternate payees under QDROs with respect to Fiesta Participants, to the extent such elections or designations are available under the Fiesta Spin-off 401(k) Plan and continued pursuant to procedures adopted under the Fiesta Spin-off 401(k) Plan.

3.02 Nonqualified Deferred Compensation Plan.

(a) Continuation of Fiesta Deferred Compensation Plan. Following the Distribution Date, the Fiesta Parties shall be the plan sponsors of the Fiesta Restaurant Group, Inc. and Subsidiaries Deferred Compensation Plan (the “Fiesta Deferred Compensation Plan”). Following the Distribution Date, the CRG Parties shall have no liability or obligation with respect to such Fiesta Deferred Compensation Plan or any participants or former participants in such plan with respect to their participation therein.

(b) Fiesta Deferred Compensation Plan. Each Fiesta Employee who participated in the Amended and Restated Carrols Corporation and Subsidiaries Deferred Compensation Plan (the “Carrols Deferred Compensation Plan”) prior to the Distribution Date shall become eligible to participate in the Fiesta Deferred Compensation, subject to the terms of such plan.

(c) Transfer of Carrols Deferred Compensation Account Balances. Effective as of the Distribution Date, the Fiesta Deferred Compensation Plan shall assume the accounts balances of any Fiesta Employee who participates in the Carrols Deferred Compensation (the “Transferred Deferred Compensation Balances”). Subject to Section 3.02(d) below, the Fiesta Parties shall assume the liabilities and obligations of the Transferred Deferred Compensation Balances. The Fiesta Parties shall be solely responsible to pay and discharge all obligations, when such obligations become due, under the Fiesta Deferred Compensation Plan.

(d) CRG Obligations with Respect to Transferred Employees. Within 30 days of any Transferred Employee becoming a Fiesta Employee, Carrols shall transfer to Fiesta funds in an amount equal to such Transferred Employee’s Transferred Deferred Compensation Balance.

(e) No Distributions on Separation. The CRG Parties and Fiesta Parties acknowledge that neither the Distribution nor any of the other transactions contemplated by this Agreement, the Separation and Distribution Agreement or the other ancillary agreements will trigger a payment or distribution of compensation under either the Carrols Deferred Compensation Plan or the Fiesta Deferred Compensation Plan for any Fiesta Participant and, consequently, that the payment or distribution of any compensation to which any Fiesta Participant is entitled under the Fiesta Deferred Compensation Plan will occur upon such Fiesta Participant’s separation from service from the Fiesta Party or at such other time as provided in such Fiesta Deferred Compensation Plan or such Fiesta Participant’s deferral election.

(f) Continuation of Elections. The Fiesta Deferred Compensation Plan shall recognize and maintain Carrols Deferred Compensation Plan elections or designations, including participant deferral elections, investment elections, beneficiary designations, and the rights of alternate payees with respect to Fiesta Participants, to the extent such elections or designations are available under the Fiesta Deferred Compensation Plan and continued pursuant to procedures adopted under the Fiesta Deferred Compensation Plan.

ARTICLE IV

WELFARE PLANS

4.01 Continuation of Fiesta Welfare Plans. Following the Distribution Date, the Fiesta Parties shall continue to be the plan sponsors of the Fiesta Welfare Plans. Following the Distribution Date, the CRG Parties shall have no liability or obligation with respect to such Fiesta Welfare Plans or any participants or former participants in such plans with respect to their participation therein.

4.02 Coverage of Transferred Employees. On the first day of the month following the date the Transferred Employee became a Fiesta Employee, such Transferred Employee (and any applicable dependent) shall become eligible to participate in the Fiesta Welfare Plans established by Fiesta prior to the Distribution Date for their participation, subject to the terms of such plans. To the extent applicable to any Fiesta Welfare Plans in which Transferred Employees become eligible, Fiesta shall cause such Fiesta Welfare Plans to recognize all coverage and contribution elections made by the Transferred Employees under the Carrols Welfare Plans in effect for the period immediately prior to the Distribution Date and shall apply such elections under the Fiesta Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable, in each case to the extent practicable. All beneficiary designations made by Transferred Employees under the Carrols Welfare Plans shall, to the extent applicable, be transferred to, and be in full force and effect under, the Fiesta Welfare Plans until such beneficiary designations are replaced or revoked by the Transferred Employee who made the beneficiary designation.

4.03 Welfare Plan Liabilities.

(a) Fiesta Liabilities. Fiesta and the Fiesta Welfare Plans, as applicable, shall retain and be responsible for all claims for welfare benefits (and for any liabilities arising as a result of such claims) incurred with respect to any Fiesta Employee (or any eligible dependents of such Fiesta Employee) on or after the Distribution Date under the Fiesta Welfare Plans, and none of the CRG Parties or the Carrols Welfare Plans shall assume or retain any such liabilities

(b) Certain Health Claims Assumed By Fiesta. Any unpaid claims (including claims incurred but not yet reported) for health benefits under a Carrols Welfare Plan incurred prior to the Distribution Date by any Fiesta Pre-Distribution Employees (or any eligible dependents of such Fiesta Pre-Distribution Employee) shall be charged to Fiesta and Fiesta or a Fiesta Welfare Plan shall reimburse any Carrols Welfare Plan to the extent it pays such claim after the Distribution Date. Notwithstanding the foregoing, to the extent any claim for health benefits is covered by an insurance policy issued by a third party insurance company, such insurance policy shall remain obligated to pay such claim.

4.04 COBRA and HIPAA Liabilities. Subject to CRG’s agreement to provide certain administrative services as specified in the Transition Services Agreement, effective as of the Distribution Date, Fiesta shall assume, or shall cause the Fiesta Welfare Plans to assume, responsibility for the continuation coverage requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) with respect to all Fiesta Employees (including Transferred Employees) and their qualified beneficiaries. Neither the Distribution nor any transfers of employment that occur as of the Distribution Date shall constitute a COBRA qualifying event for purposes of COBRA.

4.05 Claims Experience. The Parties shall take any action necessary to ensure that any claims experience under the Carrols Welfare Plans attributable to Fiesta Participants shall be allocated to the Fiesta Welfare Plans.

4.06 Flexible Spending Accounts. Effective as of January 1, 2012, Fiesta established the Fiesta Flexible Spending Account Plan (the “Fiesta FSA”) for the benefit of the Fiesta Employees. The Parties agree to spin-off any flexible accounts of Transferred Employees under the flexible spending account plan maintained by Carrols (the “Carrols FSA”) to the Fiesta FSA (the “FSA Spin-off”) and Fiesta agrees to honor and continue any elections by such Transferred Employees that are in effect at the time of the spin-off until December 31, 2012. Following the FSA Spin-off, the Fiesta FSA shall assume and be responsible for all claims by Transferred Employees under the Carrols FSA that have not been paid at the time of the FSA Spin-off.

4.07 Short-Term Disability. Fiesta shall retain and be responsible for all claims for short-term benefits (and for any liabilities arising as a result of such claims) incurred with respect to any Fiesta Employee on or after the Distribution Date under the Fiesta Short-Term Disability Plan, and none of the CRG Parties shall assume or retain any such liabilities. Fiesta shall assume the responsibility for all claims for short-term benefits (and for any liabilities arising as a result of such claims) incurred, but not yet reported, by Fiesta Pre-Distribution Employees under any Carrols Short-Term Disability Plan prior to the Distribution Date.

ARTICLE V

NON-ERISA BENEFIT ARRANGEMENTS

5.01 Fiesta Non-ERISA Benefit Arrangements. Following the Distribution Date, the Fiesta Parties shall continue to be the plan sponsor of each Non-ERISA Benefit Arrangement maintained for the benefit of the Fiesta Employees. Following the Distribution Date, the CRG Parties shall have no liability or obligation with respect to such arrangements or any participants or former participants in such arrangements with respect to their participation therein.

ARTICLE VI

EQUITY COMPENSATION PLANS

6.01 Stock Options. On a date prior to the Distribution Date, all outstanding vested stock options under the Carrols Stock Incentive Plan (“Carrols Options”) will be converted into unrestricted CRG Shares using a conversion formula to preserve the intrinsic value of each option to the holder. In addition, outstanding unvested stock options under the Carrols Stock Incentive Plan will be converted into restricted CRG Shares (“Carrols Restricted Stock”) using a conversion formula to preserve the intrinsic value of each option to the holder.

6.02 Restricted Stock.

(a) Adjustment. On the Distribution Date persons who hold shares of Carrols Restricted Stock issued under the Carrols Stock Incentive Plan will receive restricted Fiesta Shares (“Fiesta Restricted Stock”) subject to the same vesting requirements and terms and conditions applicable to the Carrols Restricted Stock, including, but not limited to, the time period remaining on the restrictions on transfer and forfeiture provisions. The Fiesta Restricted Stock received on the Distribution Date will continue to be governed by the terms of the Carrols Stock Incentive Plan and any dividends issued shall be issued pursuant to the Carrols Stock Incentive Plan. Each holder of Carrols Restricted Stock will receive a distribution of one share of Fiesta Restricted Stock for each one share of Carrols Restricted Stock.

(b) Fiesta Employee Forfeiture of Restricted Stock. If a Fiesta Employee forfeits his shares of Fiesta Restricted Stock, the forfeited Fiesta Restricted Stock shall be returned to Fiesta. If a Fiesta Employee forfeits his shares of Carrols Restricted Stock, such forfeited Carrols Restricted Stock shall be returned to CRG.

(c) Carrols Employee Forfeiture of Restricted Stock. If a Carrols Employee forfeits his shares of Fiesta Restricted Stock, the forfeited Fiesta Restricted Stock shall be returned to Fiesta. If a Carrols Employee forfeits his shares of Carrols Restricted Stock, such forfeited Carrols Restricted Stock shall be returned to CRG.

(d) Restricted Stock Agreement Terms. The Parties agree that: (i) with respect to the Carrols Restricted Stock, issued on or before the Distribution, individuals who are Fiesta Employees as of the Distribution Date shall be treated while so employed as employees of a CRG Party for purposes of continued vesting in the Carrols Restricted Stock; and (ii) with respect to the Fiesta Restricted Stock, issued on the Distribution Date, individuals who are Carrols Employees as of the Distribution Date shall be treated while so employed as employees of a Fiesta Party for purposes of continued vesting in the Fiesta Restricted Stock.

6.03 No Change in Control. The Distribution will not constitute a “change in control” for purposes of Carrols Restricted Stock that are outstanding as of the Distribution Date.

6.04 Tax Deductions. The rights of the Parties to take deductions for Non-ERISA Benefit Arrangements shall be determined in accordance with Section 6.1 of the Tax Matters Agreement.

ARTICLE VII

COMPENSATION MATTERS

AND GENERAL BENEFIT MATTERS

7.01 Cessation of Participation in Carrols Plans and Non-ERISA Benefit Arrangements. Except as otherwise provided in this Agreement or as required by the terms of any Carrols Plan or Carrols Non-ERISA Benefit Arrangement, or by applicable law, the Carrols Parties and Fiesta Parties shall take any and all action as shall be necessary or appropriate so that participation in Carrols Plans and Carrols Non-ERISA Benefit Arrangements by all Fiesta Employees shall terminate as of the close of business on the Distribution Date and the Fiesta Parties shall cease to be participating employers under the terms of such Carrols Plans and Carrols Non-ERISA Benefit Arrangements as of such time.

7.02 Assumption of Certain Employee Related Obligations. Except as otherwise provided in this Agreement and the Transition Services Agreement, effective as of the close of business on the Distribution Date, Fiesta shall assume, and no CRG Party shall have any further liability for, the following agreements, obligations and liabilities, and Fiesta shall indemnify, defend and hold harmless each of the CRG Parties from and against any and all expenses or losses incurred or suffered by one or more of the CRG Parties in connection with, relating to, arising out of or due to, directly or indirectly, any of the following:

(a) all wages, salary and incentive compensation payable to Fiesta Pre-Distribution Employees on or after the Distribution Date, without regard to when such wages, salary or incentive compensation are or may have been earned;

(b) all moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any Fiesta Pre-Distribution Employees;

(c) all immigration-related, visa, work application or similar rights, obligations and liabilities to the extent they are related to any Fiesta Employees; and

(d) all liabilities and obligations whatsoever with respect to claims made by or with respect to Fiesta Pre-Distribution Employees, relating to any employee benefit plan,

program or policy not otherwise retained or assumed by the CRG Parties pursuant to this Agreement, including such liabilities relating to actions or omissions of or by the Fiesta Parties or any officer, director, employee or agent thereof prior to the Distribution Date.

7.03 Restrictive Covenants in Employment and Other Agreements. To the extent permitted under applicable law, following the Distribution, the Fiesta Parties shall be considered to be successors to the CRG Parties for purposes of all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between any CRG Party and any Fiesta Employee executed prior to the Distribution Date such that each CRG Party and each Fiesta Party shall all enjoy the rights and benefits under such agreements, with respect to their respective business operations; provided, however, that (a) in no event shall any CRG Party be permitted to enforce the restrictive covenant agreements against any Fiesta Employees in their capacity as employees of any Fiesta Party, and (b) in no event shall any Fiesta Party be permitted to enforce the restrictive covenant agreements against any Carrols Employees in their capacity as employees of any CRG Party.

7.04 Past Service Credit. With respect to all Fiesta Employees, as of the Distribution Date, the Fiesta Parties shall recognize all service recognized under the comparable Carrols Plans and Carrols Non-ERISA Benefit Arrangements for purposes of determining eligibility, participation, vesting and calculation of benefits under comparable plans and programs maintained by the Fiesta Parties, provided that there shall be no duplication of benefits for Fiesta Employees under such Fiesta Party plans and programs. Subject to the Transition Services Agreement, Carrols will provide to Fiesta copies of any records available to Carrols to document such service, plan participation and membership and cooperate with Fiesta to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to the Fiesta Employees. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, The Carrols Parties and Fiesta Parties shall each comply with all applicable laws, regulations and internal policies and each party shall indemnify and hold harmless the other party from and against any and all liability, claims, actions and damages that arise from a failure (by the indemnifying party) to so comply with all applicable laws, regulations and internal policies applicable to such information.

7.05 Accrued Vacation Days Off. Effective as of the Distribution Date, the Fiesta Parties shall recognize and assume all liability for all vacation, holiday, sick leave, flex days and personal days off, including banked vacation, accrued by Fiesta Employees as of the Distribution Date, and the Fiesta Parties shall credit each Fiesta Employee with such days off accrual.

7.06 Leaves of Absence. The Fiesta Parties shall continue to apply all leave of absence policies as in effect immediately prior to the Distribution to inactive Fiesta Employees who are on an approved leave of absence as of the Distribution Date. Leaves of absence taken by Fiesta Employees prior to the Distribution Date shall be deemed to have been taken as employees of Fiesta.

7.07 CRG Assets. Except as otherwise set forth herein, the CRG Parties shall retain all reserves, bank accounts, trust funds or other balances maintained with respect to Carrols Non-ERISA Benefit Arrangements.

7.08 Further Cooperation; Personnel Records; Data Sharing. Subject to the Transition Services Agreement, the parties shall provide each other such records and information as reasonably necessary or appropriate to carry out their obligations under law, this Agreement, or for the purposes of administering their respective plans and policies, including without limitation information relating to the vesting, exercise and employment status of persons holding equity compensation awards in the common stock of the other party. Each party shall be responsible for the accuracy of records and information provided to the other party pursuant to this Section 7.08, and shall indemnify such other party for any losses caused by inaccurate information that it has provided. Subject to applicable law, all information and records regarding employment and personnel matters of Fiesta Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by Fiesta in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. Access to such records after the Distribution Date will be provided to Carrols in accordance with Section 2.4 of the Transition Services Agreement. Notwithstanding the foregoing, Carrols shall retain reasonable access to those records necessary for Carrols’ continued administration of any plans or programs on behalf of Fiesta Employees after the Distribution Date, and Fiesta shall retain reasonable access to those records necessary for Fiesta’s administration of any equity award or other compensation or benefit payable or administered by the Fiesta Parties after the Distribution Date, provided that such access shall be limited to individuals who have a job-related need to access such records. Carrols shall also retain copies of all confidentiality and non-compete agreements with any Fiesta Employee in which Carrols has a valid business interest. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, The Carrols Parties and Fiesta Parties shall each comply with all applicable laws, regulations and internal policies, and each party shall indemnify and hold harmless the other party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party) to so comply with all applicable laws, regulations and internal policies applicable to such information.

ARTICLE VIII

GENERAL PROVISIONS

8.01 Employment and Plan Rights. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that (a) this Agreement is not intended to create an employment-related contract between any of the CRG Parties or the Fiesta Parties, on the one hand, and any employee or service provider, on the other, nor may any current or former employee or service provider rely on this Agreement as the basis for any breach of any employment-related contract claim against any of the CRG Parties or Fiesta Parties, (b) nothing in this Agreement shall be deemed or construed to require any of the CRG Parties or Fiesta Parties to continue to employ any particular employee or service provider for any period before or after the Distribution Date, (c) nothing in this Agreement shall be deemed or construed to limit the right of the CRG Parties or Fiesta Parties to terminate the employment of any employee or service provider at any time before or after the Distribution Date and (d) nothing in this Agreement shall be construed as establishing or amending any Pension Plan, Welfare Plan or Non-ERISA Benefit Arrangement, or any other plan, policy, agreement or arrangement for the benefit of any employee or any other person.

8.02 Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in Section 6.10 of the Separation and Distribution Agreement.

8.03 Administrative Complaints/Litigation. Except as otherwise provided in this Agreement and the Transition Services Agreement, following the Distribution Date, the Fiesta Parties shall assume, and be solely liable for, the handling, administration, investigation and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Carrols Parties or Fiesta Parties by any Fiesta Employee (including any dependent or beneficiary of any Fiesta Employee), or any other person to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant or otherwise) to a Fiesta Party. Any losses arising from such actions shall be deemed Assumed Actions under the Separation and Distribution Agreement.

8.04 Reimbursement and Indemnification. Subject to the terms of the Transition Services Agreement as applicable, the parties hereto agree to reimburse each other, within 15 days of receipt from the other party of appropriate verification, for all costs and expenses which each may incur on behalf of the other as a result of any of the Welfare Plans, Pension Plans and Non-ERISA Benefit Arrangements. All liabilities retained, assumed or indemnified against by the Fiesta Parties pursuant to this Agreement, and all liabilities retained, assumed or indemnified against by the Carrols Parties pursuant to this Agreement, shall in each case be subject to the indemnification procedures set forth in Article III of the Separation and Distribution Agreement.

8.05 Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to comply with, to the extent permissible under applicable law, Section 409A of the Code such that nothing in this Agreement causes the imposition of a tax under Section 409A of the Code.

8.06 Entire Agreement. This Agreement, including any schedules hereto and the sections of the Separation and Distribution Agreement, the Tax Matters Agreement and the Transition Services Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions, understandings, writings and commitments between the Parties with respect to such subject matter.

8.07 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof to the extent such rules would require application of the law of another jurisdiction.

8.08 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

8.09 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or any schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.10 Severability. If any term or other provision of this Agreement or any schedules hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.11 Counterparts. This Agreement, including any schedules hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement binding on the Parties.

8.12 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any Party hereto.

8.13 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the terms of Section 7.5 of the Separation and Distribution Agreement.

8.14 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party.

8.15 Carrols LLC. Carrols LLC, a Delaware limited liability company and a wholly-owned subsidiary of Carrols, shall be a Party to this Agreement with respect to any obligation of a CRG Party for reimbursement, indemnification and payment owed, accrued or required to be paid or reimbursed to a Fiesta Party pursuant to this Agreement.

8.16 Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of a Fiesta Party or a CRG Party, in its capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement, and, to the fullest extent legally permissible, each of the Parties, for itself and its respective stockholders, directors, employees, officers and Subsidiaries, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable law.

8.17 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The Parties have received independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by any other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of any other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

8.18 Dispute Resolution. The Parties agree that any dispute, controversy or claim between them with respect to the matters covered hereby shall be governed by and resolved in accordance with the procedures set forth in Article V of the Separation and Distribution Agreement.

8.19 No Third-Party Beneficiaries. No Fiesta Employee or other current or former employee of the CRG Parties or Fiesta Parties (or his/her spouse, dependent or beneficiary), or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder. The provisions of this Agreement are solely for the benefit of the Parties and their respective Subsidiaries, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

8.20 Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation and Distribution Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

CARROLS RESTAURANT GROUP, INC.

By:

Name:

Title:

CARROLS CORPORATION

By:

Name:

Title:

FIESTA RESTAURANT GROUP, INC.

By:

Name:

Title:

Agreed to solely with respect to Section 8.15

CARROLS LLC

By:

Name:

Title: